UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 23, 2007

NewGen Technologies, Inc
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation or Organization)

000-23365	33-0840184
(Commission File Number)	(IRS Employer Identification No.)

6000 Fairview Road, 12th Floor, Charlotte, NC 28210
(Address of Principal Executive Offices, Including Zip Code)

(704) 552-3590
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 15, 2007, NewGen Technologies, Inc. (“NewGen” or the “Company”) entered into a convertible term loan financing with Noel M. Corcoran (“Corcoran”) (the “Convertible Term Loan Financing”) pursuant to which NewGen borrowed $850,000 in principal amount from Corcoran (the “Loan”). The Loan shall mature on May 14, 2007 (the “Maturity Date”) and shall accrue interest at a rate of 10% per annum, payable, at NewGen’s option, either on a monthly basis or in full upon the Maturity Date. The Loan is evidenced by a convertible promissory note issued by the Company to Corcoran (the “Convertible Promissory Note”). Amounts of principal and interest outstanding under the Convertible Promissory Note shall be convertible, at any time prior to the Maturity Date, into shares of NewGen’s common stock, par value $0.001 per share (“Common Stock”), at a per share conversion price equal to 80% of the average three (3) day trading price of the Common Stock (on the OTC-BB or other exchange on which the Common Stock is then trading) during the three trading days immediately prior to the date of exercise of the conversion (the “Conversion Rate”).

The amounts of principal and interest due under the Convertible Promissory Note shall accelerate (i) upon default by NewGen in its payment of (A) amounts due under such note or (B) other obligations of NewGen that exceed $5,000,000, or (ii) upon the bankruptcy or insolvency of NewGen (or other comparable events). The Convertible Promissory Note is unsecured, and Corcoran has no recourse against any third parties in the event of a default by NewGen under the Convertible Promissory Note.

There were no underwriting discounts or commissions incurred by the Company in connection with the issuance of the Convertible Promissory Note. The issuance of the Convertible Promissory Note was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) thereof, given (i) Corcoran’s status as an accredited investor (as defined in Rule 501(a) of Regulation D under the Securities Act) and (ii) the absence of a general solicitation by the Company as part of the sale and issuance of the Convertible Promissory Note. The Convertible Promissory Note bears restrictive legends regarding its resale and the resale of shares of Common Stock issuable thereunder.

The foregoing description of the Convertible Term Loan Financing is merely a summary, and is not intended to be complete. A copy of the Convertible Promissory Note is attached as Exhibit 10.1 to this Current Report on Form 8-K and the text of the Convertible Promissory Note is hereby incorporated by reference herein in its entirety.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

A description of the Convertible Term Loan Financing is set forth in Item 1.01 of this Current Report on Form 8-K and the full text of such description is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 3.02 Unregistered Sales of Equity Securities.

A description of the Convertible Term Loan Financing is set forth in Item 1.01 of this Current Report on Form 8-K and the full text of such description is hereby incorporated by reference into this Item 3.02 in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	10% Convertible Unsecured Promissory Note, dated February 15, 2007, issued by NewGen Technologies, Inc. to Noel M. Corcoran.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewGen Technologies, Inc.

Date: February 23, 2007	By:	/s/ S. Bruce Wunner
Name: S. Bruce Wunner
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	10% Convertible Unsecured Promissory Note, dated February 15, 2007, issued by NewGen Technologies, Inc. to Noel M. Corcoran.